EXHIBIT 10.13.1

FIRST AMENDMENT TO RETAIL LEASE

This First Amendment to Retail Lease (this "Amendment") is made and entered as of the 16th day of December 2021, but effective as of August 1, 2019 (the "Effective Date"), by and between SPC PARK PLAZA PARTNERS LLC, a Texas limited liability company, DIAMOND HILLCREST, LLC, a Texas limited liability company, and HTH HILLCREST PROJECT, LLC, a Texas limited liability company, as co-owners (collectively, "Landlord"), and PLAINSCAPITAL BANK, a Texas chartered bank ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have executed and entered into that certain Retail Lease (the "Lease"), dated as of July 27, 2018, concerning certain premises known as Suite 100 on the 1st floor of the building located at 6565 Hillcrest Avenue in University Park, Texas; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to the extent and as provided in this Amendment.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Landlord and Tenant hereby agree as follows:

1.

(a)The Lease is hereby amended to provide that the Premises under the Lease shall include not only the area located on the 1st floor of the Building designated as Suite 100, but also a proportionate share of the areas located on the first floor of the Building that are designated as Common Areas.  As a result, the Lease is hereby amended to provide that the Rentable Square Footage of the Premises is approximately 4,657 (and not 4,098) square feet of Rentable Square Footage.  Any reference in the Lease to 4,098 RSF is hereby deleted and 4,657 RSF shall be substituted therefor.

(b)In particular, but without limitation, Section 1.C and Section 1.D of the Lease are hereby deleted in their entirety and the following is substituted therefor:

"C."Premises":  The area shown on Exhibit A-1 to this Lease, as follows:

Floor	Suite Number	Rentable Square Footage
First	100	4,657

The square footage of the Premises is deemed to be 4,098 square feet plus the allocable portions of the amount of Common Areas of the Project, for a total "Rentable Square Footage" of the Premises of 4,657 square feet.  Promptly upon approval of Tenant's Plans (defined in Exhibit D) and prior to Tenant's application for permits for the Tenant Work, Landlord and Tenant shall remeasure the square footage of the Premises shown in the Approved Construction Documents (defined in Exhibit D) in accordance with BOMA ANSI Z65.1-2017 measurement standards.  Upon Tenant's written request, Tenant shall have the right within sixty (60) days of Substantial Completion of the Tenant Work (as defined in Exhibit D) to again remeasure the Premises in accordance with the aforesaid measurement standards, "Substantial Completion" of the Tenant Work being certified in and the date of Substantial Completion of the Tenant Work being the date established in a certificate of Substantial Completion issued by Tenant's architect.  In the event any adjustment of the Rentable Square Footage is made as a result of any such remeasurement, the Rentable Square Footage, the Base Rent, the OE Payment payable under this Lease, the parking permits made available to Tenant and any other terms based on the square footage or the Rentable Square Footage of the Premises shall be adjusted accordingly. The necessary adjustments, if any, shall be reflected in the Memorandum of Commencement Date and Square Footage attached hereto in the form of Exhibit B.

D."Base Rent":  Based on 4,657 RSF and subject to recalculation of Monthly Base Rent if the square footage of the Premises is revised pursuant to Section 1.C.

Period	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
CD* through Month 9*	$0.00	$0.00
Month 10 through Month 21	$75.00	$29,106.25
Month 22 through Month 33	$76.13	$29,544.78
Month 34 through Month 45	$77.27	$29,987.20
Month 46 through Month 57	$78.43	$30,437.38
Month 58 through Month 69	$79.60	$30,891.43
Month 70 through Month 81	$80.80	$31,357.13
Month 82 through Month 93	$82.01	$31,826.71
Month 94 through Month 105	$83.24	$32,304.06
Month 106 through Month 117	$84.49	$32,789.16
Month 118 through ED*	$85.75	$33,278.15

*CD = Commencement Date
ED = Expiration Date
Commencement Date through Month 9 = "Abated Rent Period"

2.This Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

3.Except as expressly amended by this Amendment, the Lease is in full force and effect.

4.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this Amendment, the parties may execute and exchange facsimile or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

Executed and effective as of the Effective Date.

LANDLORD:

SPC PARK PLAZA PARTNERS LLC,

a Texas limited liability company, as Co-Owner Manager

By /s/ JIM STRODE

Name: Jim Strode

Its: Manager

TENANT:

PLAINSCAPITAL BANK, a Texas chartered bank

By: /s/ JERRY SCHAFFNER

Name: Jerry Schaffner

Title: President & CEO